Exhibit 99.2

FOURTH AMENDMENT TO THE
CABELA’S, INC. 401(K) SAVINGS PLAN

THIS FOURTH AMENDMENT is hereby adopted this 14th day of April, 2005, by Cabela’s Incorporated (the “Employer”) in its capacity as Sponsoring Employer of the Cabela’s, Inc. 401(k) Savings Plan (the “Plan).

WHEREAS, the Employer desires to amend the Plan to bring the Plan into compliance with applicable law and guidance, effective as of March 28, 2005, with the mandatory distribution rules and the automatic rollover IRA rules and to allow a mandatory distribution in excess of $1,000 and less than $5,000 to be transferred in a direct rollover to an individual retirement plan; and

WHEREAS, Section 8.1 of the Plan allows for the amendment of the Plan by the Employer.

NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1.  Determination of Benefits Upon Termination. Section 6.4(a) of Article VI of the Plan shall be amended by adding a new paragraph immediately following the third paragraph of Section 6.4(a), such new paragraph shall state as follows:

“Effective as of March 28, 2005, in the event of a mandatory distribution of $1,000 or less that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution directly to the Participant. In the event of a mandatory distribution greater than $1,000 and less than $5,000 that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator. In determining the value of a Participant's account balance in the Plan for the purpose of a mandatory distribution, the value of the Participant's account balance shall exclude any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).”

2.  Distribution of Benefits. Section 6.5(d) of Article VI of the Plan shall be amended by adding a new paragraph immediately following the second paragraph of Section 6.5(d), such new paragraph shall state as follows:

“Effective as of March 28, 2005, in the event of a mandatory distribution of $1,000 or less that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution directly to the Participant. In the event of a mandatory distribution greater than $1,000 and less than $5,000 that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator. In determining the value of a Participant's account balance in the Plan for the purpose of a mandatory distribution, the value of the Participant's account balance shall exclude any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).”

3.  Distribution of Benefits Upon Death. Section 6.6(e) of Article VI of the Plan shall be amended by adding a new paragraph immediately following the first paragraph of Section 6.6(e), such new paragraph shall state as follows:

“Effective as of March 28, 2005, in the event of a mandatory distribution of $1,000 or less that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution directly to the Participant. In the event of a mandatory distribution greater than $1,000 and less than $5,000 that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator. In determining the value of a Participant's account balance in the Plan for the purpose of a mandatory distribution, the value of the Participant's account balance shall exclude any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).”

4.  Location of Participant or Beneficiary Unknown. Section 6.9 of Article VI of the Plan shall be amended by adding a new paragraph immediately following the first paragraph of Section 6.9, such new paragraph shall state as follows:

 “Effective as of March 28, 2005, in the event of a mandatory distribution of $5,000 or less that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, if the whereabouts of the Participant or the Participant’s Beneficiary cannot be ascertained, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator. In determining the value of a Participant's account balance in the Plan for the purpose of a mandatory distribution, the value of the Participant's account balance shall exclude any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).”

5.  Effective Date. The effective date of this Fourth Amendment shall be March 28, 2005.

6.  Precedence. This Amendment supersedes any inconsistent provision of the Plan.

7.  Continuing Effect. Except as hereby amended, the Plan shall be administered in accordance with the terms of the Plan as in effect prior to this Amendment.

DATED THIS 14th day of April, 2005.

CABELA’S INCORPORATED
Sponsoring Employer,

By:	/s/ Ralph W. Castner
Ralph W. Castner, Vice President and CFO

TRUSTEES CONSENT TO THE FOURTH AMENDMENT OF THE
CABELA’S, INC. 401(K) SAVINGS PLAN

The undersigned Trustees of the Cabela’s, Inc. 401(k) Savings Plan hereby consent to the foregoing Fourth Amendment of said Plan.

DATED THIS 14th day of April, 2005.

/s/ Michael Callahan	/s/ Dennis Highby
Michael Callahan, Trustee	Dennis Highby, Trustee

/s/ Patrick Snyder	/s/ Ralph W. Castner
Patrick Snyder, Trustee	Ralph W. Castner, Trustee

PARTICIPATING EMPLOYERS CONSENT TO THE FOURTH AMENDMENT OF THE
CABELA’S, INC. 401(K) SAVINGS PLAN

The undersigned Participating Employers of the Cabela’s, Inc. 401(k) Savings Plan hereby consent to the foregoing Fourth Amendment of said Plan.

DATED THIS 14th day of April, 2005.

	CABELA’S CATALOG, INC.,		CABELA’S.COM, INC.,
	Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner, Secretary and Treasurer		Ralph W. Castner, Secretary and Treasurer

	CABELA’S LODGING, LLC,		CABELA’S RETAIL, INC.,
	Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner, Secretary and Treasurer		Ralph W. Castner, Secretary and Treasurer

	CABELA'S MARKETING AND		CABELA'S OUTDOOR
	BRAND MANAGEMENT, INC.,		ADVENTURES, INC.,
	Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner, Secretary and Treasurer		Ralph W. Castner, Secretary and Treasurer

	CABELA’S VENTURES, INC.,		CABELA’S WHOLESALE, INC.,
	Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner, Secretary and Treasurer		Ralph W. Castner, Secretary and Treasurer

	ORIGINAL CREATIONS, LLC,		VAN DYKE SUPPLY COMPANY, INC.,
	Participating Employer,		Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ Ralph W. Castner
	Ralph W. Castner, Secretary and Treasurer		Ralph W. Castner, Secretary and Treasurer

	WILD WINGS, LLC,		WORLD'S FOREMOST BANK,
	Participating Employer,		a Nebraska State Chartered Bank,
Participating Employer,

By:	/s/ Ralph W. Castner	By:	/s/ David A. Roehr
	Ralph W. Castner, Secretary and Treasurer		David A. Roehr, President

BACK TO FORM 10-Q